Exhibit 10.3

PROASSURANCE CORPORATION

INDEMNIFICATION AGREEMENT

THIS Agreement is made effective as of the [16th day of May, 2012], by and between ProAssurance Corporation, a Delaware corporation (the “Company”), and                      (“Indemnitee”).

Recitals

WHEREAS, the Company has adopted Bylaws (the “Bylaws”) which provide for the indemnification of the directors, officers, agents, and employees of the Company in accordance with Section 145 of the General Corporation Laws of Delaware (the “State Statute”);

WHEREAS, the State Statute provides that it is not exclusive, and thus contemplates that contracts may be entered into between the Company and the members of its Board of Directors and Officers and employees of the Company with respect to the indemnification of such individuals;

WHEREAS, the terms, cost and availability of directors’ and officers’ liability insurance (“Liability Insurance”) have raised questions regarding the adequacy and reliability of the protection afforded to directors and officers thereby; and

WHEREAS, in order to induce the Indemnitee to continue to perform services on behalf of the Company, the Company has determined and agreed to enter into this contract with the Indemnitee.

Agreement

NOW, THEREFORE, in consideration of and for the Indemnitee’s agreement to serve as a director, officer, employee or agent of the Company, and to render service on behalf of the Company, the parties agree as follows:

1. Liability Insurance. The Company, as of the date of this Agreement, has acquired a Liability Insurance policy. The Company shall use reasonable efforts to maintain Liability Insurance during the term of this Agreement, but shall not be required to continue to maintain Liability Insurance if in the sole business judgment of the directors then in office, (i) the premium cost for such insurance is excessive, (ii) the premium cost for such insurance is not reasonably related to the amount of coverage provided, of (iii) the coverage provided by such insurance is so limited by its terms and exclusions or otherwise that sufficient benefit is not derived therefrom.

2. Indemnity. The Company agrees to indemnify and reimburse Indemnitee to the full extent authorized and permitted by the provisions of the Bylaws of the Company and the laws of the State of Delaware, and by any amendment thereof, authorizing or permitting such indemnification which is adopted after the date hereof.

3. Additional Indemnity.

(a) Subject only to the exclusions set forth in Section 4 hereof, the Company shall indemnify and reimburse Indemnitee under any circumstances where Indemnitee was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including an action by or in the right of the corporation (a “Proceeding”), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against reasonable expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or its shareholders or policyholders, and with respect to a criminal action or proceeding, if Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or its shareholders or policyholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) The indemnification provided shall extend to all expenses and circumstances for which indemnification is permitted under paragraph 3(a) above, that arise:

(i)	During the term of this Agreement based upon the activities of Indemnitee prior to or during the term of this Agreement; and,

(ii)	Subsequent to the term of this Agreement based upon the activities of Indemnitee prior to or during the term of this Agreement.

(c) The term “Company” shall for purposes of this Agreement include ProAssurance Corporation and its direct and indirect majority-owned subsidiaries.

4. Limitations on Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Company:

(a) except to the extent the aggregate of losses to be indemnified hereunder exceed the amount of such losses for which Indemnitee is indemnified either: pursuant to Section 2 hereof; pursuant to an Indemnification Agreement with any parent, subsidiary or affiliate of the Company; or, pursuant to any Liability Insurance purchased and maintained by the Company pursuant to Section 1 hereof;

(b) in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(c) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law;

(d) on account of Indemnitee conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

(e) if indemnification is prohibited by applicable law of the State of Delaware;

(f) for a claim, issue, or matter in which Indemnitee has been found liable to the Company unless and only to the extent that the Court of Chancery in Delaware or the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the court considers proper; or

(g) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

5. Term of Agreement. The original term of this Agreement shall be the twelve month period commencing on the date of this agreement. This Agreement shall renew for successive one year terms unless sooner terminated upon termination of Indemnitee’s position as an officer, director or employee of the Company or upon delivery of written notice of termination by the Company to the Indemnitee not less than 60 days prior to the date of termination stated in the notice. Notwithstanding anything in this Agreement to the contrary, the indemnification and advancement of expenses provided pursuant to this Agreement shall survive the termination of this Agreement with respect to all actions or inactions occurring or alleged to have occurred prior to or during the term of this Agreement, and this Agreement shall remain binding upon the Company with respect to the covered activities of Indemnitee occurring or alleged to have occurred prior to or during the term of this Agreement.

6. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement or threatened commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense; and

(b) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel selected by the Company and consented to by Indemnitee, which consent shall not be unreasonably withheld. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to

Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after the notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) a conflict of interest between the Company and Indemnitee exists in the conduct of the defense of such action; or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which a conflict of interest exists between the Company and Indemnitee.

The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

7. Payment of Indemnity. Any indemnification shall be made promptly and in any event within forty-five (45) days, upon the written request of the director, officer, employee or agent of the Company, unless a determination is reasonably and promptly made that such director, officer, employee or agent failed to meet the applicable standard of conduct set forth in Section 1 hereof or that such director, officer or employee is not entitled to indemnity under Section 3 hereof. Such determination shall be made (l) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders. If the request for indemnification involves a Proceeding that arises from the merger, consolidation, reorganization, liquidation, sale of all or substantially all of the assets, or other extraordinary transaction of the Company, the inquiry and resolution thereof required by this Section 7, at the option of the person seeking indemnification, shall be made by a neutral person mutually acceptable to the Company and the person seeking indemnification. If no disposition of such claim for indemnification is made within forty-five (45) days, a favorable determination of entitlement to indemnification shall be deemed to have been made. The expenses (including attorney’s fees) incurred by the person seeking indemnification in connection with successfully establishing such person’s right to indemnification, in whole or in part, shall also be indemnified by the Company.

8. Expense Advances.

(a) Except as set forth in subparagraph Section 8(b) below, the Company will, if requested by Indemnitee, advance, to the fullest extent permitted by law, to Indemnitee (hereinafter an “Expense Advance”) any and all Expenses (as defined in subparagraph (d) below) actually and reasonably paid or incurred by Indemnitee in connection with any Proceeding (whether prior to or after its final disposition). Indemnitee’s right to each Expense Advance will be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement, or under provisions of the Certificate of Incorporation or Bylaws or otherwise. Each Expense Advance will be unsecured and interest free and will be made by the Company without regard to Indemnitee’s ability to repay the Expense Advance; provided, however, that an Expense Advance will be made only upon delivery to the Company of a written affirmation by Indemnitee of such Indemnitee’s good faith belief that Indemnitee has met the standard of conduct necessary for indemnification under the Delaware General Corporation Law, and a written undertaking (hereinafter an “Undertaking”), by or on behalf of Indemnitee, to repay such Expense Advance if it is ultimately determined, by final decision by a court or arbitrator, as applicable, from which there is no further right to appeal, that Indemnitee has not met the standard of conduct necessary for indemnification under the Delaware General Corporation Law, or is not entitled to be indemnified for such Expenses under the Certificate of Incorporation, Bylaws, the Delaware General Corporation Law, this Agreement or otherwise. An Expense eligible for an Expense Advance will include any and all reasonable Expenses incurred pursuing an action to enforce the right of advancement provided for in this Section 8 including Expenses incurred preparing and forwarding statements to the Company to support the Expense Advances claimed.

(b) Indemnitee will not be entitled to any Expense Advance in connection with any of the matters for which indemnity is excluded pursuant to Section 4.

(c) An Expense Advance pursuant to Section 8(a) hereof will be made within ten business days after the receipt by the Company of a written statement or statements from Indemnitee requesting such Expense Advance (which statement or statements will include, if requested by the Company, reasonable detail underlying the Expenses for which the Expense Advance is requested), whether such request is made prior to or after final disposition of such Proceeding. Such request must be accompanied by all information required by Section 8(a), including but not limited to, the Undertaking.

(d) “Expenses” means all attorney’s fees, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, fax transmission charges, secretarial services, delivery service fees and all other disbursements or expenses paid or incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, or in connection with seeking indemnification under this Agreement. Expenses will also include Expenses paid or incurred in connection with any appeal resulting from any Proceeding, including the premium, security for and other costs relating to any appeal bond or its equivalent. Expenses, however, will not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

9. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to serve and/or continue to serve the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing to serve in such capacity.

(b) In the event Indemnitee is required to bring any action to enforce rights and/or to collect moneys due under this Agreement and is successful in such action, Company shall reimburse Indemnitee for all of Indemnitee’s reasonable fees and expenses in bringing and pursuing such action.

10. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable under applicable federal or state law or for any other reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

11. Governing Law; Binding Effect; Amendment; Notice.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware without effect to its conflict of law provisions, except to the extent that the provisions of the Sarbanes-Oxley Act of 2002 and other federal laws preempt the applicable state law to the enforceability or interpretation of this Agreement.

(b) This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of the Indemnitee, his or her heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

(c) No amendment or modification of this Agreement (including any retroactive or prospective amendment) shall be effective unless in writing signed by both parties hereto. The termination or cancellation of this Agreement shall not be effective unless terminated in accordance with Section 5 hereof or terminated or cancelled in a writing signed by both parties hereto.

(d) Any notice required to be given hereunder shall be deemed given when deposited with the United States Postal Service, postage prepaid, addressed to the person to receive notice at its address below, or such other address as may have theretofore been specified by such person in a notice pursuant hereto, or delivered in person to that person (or an executive officer thereof in the case of the Company).

12. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration, in Birmingham, Alabama, in accordance with the Commercial Arbitration rules of the American Arbitration Association, except that the arbitrator(s) shall be required to be familiar with the laws of the State of Delaware as they relate to this Agreement. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

PROASSURANCE CORPORATION
(the “Company”)

By:
Its
Address for Notice:

ProAssurance Corporation
100 Brookwood Place
Birmingham, Alabama 35209
Attn: Corporate Secretary

(“Indemnitee”)

Signature

Print Name

Address for Notice: